EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-95704, No. 33-79960, and No. 333-41639 of Lenox Group Inc. (formerly Department 56, Inc.) and subsidiaries on Form S-8 of our report dated July 22, 2005, relating to the consolidated financial statements of Lenox, Incorporated and Subsidiary for the years ended April 30, 2005, April 30, 2004 and April 30, 2003, appearing in this Form 8-K/A of Lenox Group Inc., formerly Department 56, Inc.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

November 18, 2005